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                                                                   Exhibit 10.49

                         REVENUE PARTICIPATION AGREEMENT

      This Revenue Participation Agreement (this "Agreement") is executed as of the 20th day of November, 2003, by Drew Scientific, Inc. ("Company"), a Texas corporation, for the benefit of Texas Mezzanine Fund Inc. ("Institution").

                                    RECITALS

      A. Company and Institution have entered into and executed that certain Loan Agreement of even date herewith (the "Loan Agreement") pursuant to which Institution has agreed to make a loan to Company in the stated principal amount of $558,000.00(the "Loan"), upon the terms and conditions set forth in the Loan Agreement.

      B. As part of the consideration for making the Loan, Company has agreed that Institution may participate in certain revenues generated by Company's business operations.

                                   AGREEMENTS

      NOW, THEREFORE, for and in consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Institution hereby agree as follows:

      1. Participation Interest. Company hereby grants and assigns to Institution one percent (1.0%) of Company's annual revenues in excess of $11,500,000.00 (the "Participation Interest"), commencing with annual revenues for Company's fiscal year commencing April 1, 2004.

      2. Payment of Participation Interest. During the term of this Agreement, Company shall pay Institution the Participation Interest within one hundred fifty (150) days after the end of each fiscal year (commencing with Borrower's fiscal year ending March 31, 2005).

      3. Financial Information regarding Revenues. The term "annual revenues" shall mean the revenues of the Company as reflected on the year-end audited financial statements of the Company. Such financial statements shall be in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, and certified by the general partner of the Company. Upon written request of Institution, Company shall provide to Institution financial statements, balance sheets and such other information as Institution deems necessary to periodically evaluate the financial condition of Company. The Company represents, and Institution acknowledges, that Company's achieving annual revenues in excess of $11,500,000.00 is highly uncertain and speculative. Company specifically disclaims that it has represented to Institution, or provided financial or other information to Institution that reflects the Company will generate revenues in excess of $11,500,000.00 for the year in which the Loan is made. Further, Company represents that it has not, and does not, guarantee to Institution that Company shall ever achieve $11,500,000.00 in annual revenues. Accordingly, Company and Institution acknowledge and agree that there is a substantial risk that Institution may never receive the Participation Interest in that Company's achieving annual revenues in excess of $11,500,000.00 is highly uncertain and speculative.

      4. INTEREST. IT IS THE INTENT, UNDERSTANDING AND AGREEMENT OF COMPANY AND INSTITUTION THAT THE PARTICIPATION INTEREST DOES NOT CONSTITUTE, NOR SHALL IT BE CONSTRUED AS CONSTITUTING, INTEREST. TO THE GREATEST EXTENT PERMITTED BY LAW, COMPANY HEREBY WAIVES ANY AND ALL PRESENT AND FUTURE RIGHTS TO ASSERT

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ANY CLAIM, ACTION OR CAUSE OF ACTION RELATING TO USURY, WHETHER AT LAW, BY
STATUTE OR IN EQUITY, UNDER STATE OR FEDERAL JURISDICTION, ARISING OUT OF, CONNECTED WITH OR RELATING TO THE PARTICIPATION INTEREST. FURTHER, AND TO THE GREATEST EXTENT PERMITTED BY LAW, COMPANY HEREBY FULLY AND COMPLETELY RELEASES AND DISCHARGES INSTITUTION OF AND FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, DEBTS, ACTIONS AND CAUSES OF ACTION RELATING TO USURY, WHETHER AT LAW, BY STATUTE OR IN EQUITY, UNDER STATE OR FEDERAL JURISDICTION, WHICH COMPANY HAS OR MAY IN THE FUTURE CLAIM TO HAVE AGAINST INSTITUTION, ARISING OUT OF, CONNECTED WITH OR RELATING TO THE PARTICIPATION INTEREST.

      5. Representations and Warranties of Company. Company hereby represents and warrants to Institution as follows:

            a. Company has the full right, power and authority to execute and deliver this Agreement and to carry out the obligations set forth herein, and further that no parties not expressly made a party to this Agreement are required to join in this Agreement on behalf of Company in order to make this Agreement valid, binding and enforceable against Company;

            b. the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the compliance by Company with this Agreement will not conflict with, violate or result in a breach of or constitute (with due notice or lapse of time, or both) a default under, any law, judicial decision, statute, ruling, rule, regulation, permit, certificate or ordinance in any way applicable to Company;

            c. no bankruptcy or insolvency proceedings are pending or contemplated by, or to the best knowledge of Company, against Company; and

            d. all information, reports, papers and data given to Institution by or on behalf of Company are accurate, complete and correct in all material respects and do not omit any fact the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

      6. Relationship of the Parties. No rights or benefits conferred upon Institution by its acceptance of this Agreement shall constitute or be deemed to constitute Institution a partner or joint venturer of or with Company. Consequently, in no event shall Institution be liable for any of the debts, liabilities or obligations of Company.

      7. Further Assurances. Company agrees to execute such further instruments as may be, in the opinion of Institution, from time to time necessary or appropriate to fully carry out the purposes hereof and/or to correct any error that was caused by a unilateral mistake on the part of Institution, mutual mistake on the part of Institution and Company, clerical mistake, calculation error, computer malfunction, printing error or similar error. Company further agrees that Institution shall not be liable for any damages incurred by Company that are directly or indirectly caused by any such error.

      8. Indemnification. Company shall indemnify, protect, defend and hold harmless Institution from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or suffered or incurred by Institution by reason of, arising out of or in connection with (a) a breach or violation of any representation or warranty of Company set forth in this Agreement, (b) a misrepresentation or an inaccurate

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statement of fact made by Company in this Agreement, or (c) a default by Company in the performance of or failure of Company to perform any of its obligations or agreements set forth in this Agreement.

      9. Controlling Agreement. All agreements between Company and Institution, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, shall the interest contracted for, charged, received, paid or agreed to be paid to Institution exceed interest computed at the Maximum Rate (as defined below). If, from any circumstance whatsoever, sums deemed to be interest would otherwise be payable to Institution in excess of interest computed at the Maximum Rate, then such sums payable to Institution shall be reduced to interest computed at the Maximum Rate; and if from any circumstance Institution shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to the Company or other appropriate party. All interest paid or agreed to be paid to Institution shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed interest computed at the Maximum Rate. The term "Maximum Rate" shall mean the highest lawful rate of interest applicable to the Loan taking into account whichever of applicable federal law or Texas law permits the higher rate of interest, and after also taking into consideration all compensation deemed interest under applicable law.

      10. Severability. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, terms, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way to the extent the remaining provisions further accomplish the goals and intents of this Agreement.

      11. Modification. No provision of this Agreement may be modified, waived or terminated except by written instrument executed by the party against whom a modification, waiver or termination is sought to be enforced.

      12. Termination. This Agreement shall terminate upon the maturity date of the Loan, or the prepayment of the Loan, whichever is earlier, PROVIDED, however, that in the event any payment(s) due and payable under this Agreement remain unpaid as of the date of the maturity or earlier prepayment of the Loan, then the obligation and liability of Company to pay such amounts shall continue until the amounts due under this Agreement are fully paid and satisfied.

      13. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and received when deposited in a post office or official depository of the United States Postal Service, postage prepaid, certified or registered mail, return receipt requested, addressed to the respective parties as follows:

      If to the Company:         Drew Scientific, Inc.
                                 4230 Shilling Way
                                 Dallas, Texas 75237
                                 Attn: Keith Drew

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      If to Institution:         Texas Mezzanine Fund Inc.
                                 351 West Jefferson Blvd., Suite 800
                                 Dallas, Texas 75208
                                 Attn: Theresa Lee

Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other party hereto in accordance with this section.

      13. Governing Law and Venue. This Agreement shall be governed by and construed accordance with the laws of the state of Texas and the laws of the United States pertaining to transactions in Texas. Venue in any action arising out of this Agreement shall lie in Dallas County, Texas.

      14. Entire Agreement. This Agreement embodies and constitutes the final understanding and agreement between the parties hereto with respect to the transaction contemplated in this Agreement, and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements, understandings, representation and statements, oral or written. There are no unwritten oral agreements between the parties hereto.

                                           COMPANY:

                                           DREW SCIENTIFIC, INC.,
                                           a Texas corporation

                                           By: /s/ Keith Drew
                                               -------------------------
                                           Name: Keith Drew
                                           Title: President

                                           INSTITUTION:

                                           TEXAS MEZZANINE FUND INC.,
                                           a Texas corporation

                                           By: /s/ Theresa Lee
                                               -------------------------
                                           Name: Theresa Lee
                                           Title: Vice-President

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